Exhibit 99.2

EXECUTIVE SEVERANCE BENEFITS AGREEMENT

This Executive Severance Benefits Agreement (this “Agreement”) is made this 19th day of September 2023, by and between Denis Sheahan (the “Executive”) and Eastern Bank (“Bank”). Each of Bank and the Executive is sometimes referred to in this Agreement as a “Party” and collectively as the “Parties”.

1. Effectiveness of this Agreement; Superseded Cambridge Agreement. This Agreement shall become effective only upon the occurrence of the Cambridge Change in Control. If the Cambridge Merger Agreement is terminated, this Agreement will automatically terminate without any further action by either Party. The Executive acknowledges and agrees that upon the occurrence of the Cambridge Change in Control, this Agreement will automatically supersede that certain agreement between the Executive and Cambridge dated December 21, 2015 (the “Cambridge Change in Control Agreement”) in its entirety, and from and after the Cambridge Change in Control, neither the Executive nor Bank shall have any rights or obligations under the Cambridge Change in Control Agreement.

2. Employment At-Will. Effective as of the Cambridge Change in Control, the Executive will become one of Bank’s senior executive officers, serving as Bank’s chief executive officer, reporting to the executive chair. This Agreement governs the benefits to which the Executive is entitled in the event that his employment is terminated but does not affect the at-will nature of the Executive’s employment. Parties retain the right to terminate the employment relationship at will and without notice, subject to the covenants below.

3. Definitions. Defined terms used in this Agreement and not otherwise defined shall have the respective meanings set forth in this paragraph.

(a) “Bank” means Eastern Bank, a Massachusetts-chartered bank, and shall include its subsidiaries, Parent Company and Bank’s other affiliates, and their respective successors, unless the context otherwise requires.

(b) “Base Compensation” means the Executive’s annual rate of fixed salary as in effect immediately prior to termination of employment (without reduction for salary reduction contributions to any qualified or non-qualified employee benefit plan or fringe benefit plan) plus the Executive’s Incentive Award.

(c) “Cambridge” means Cambridge Bancorp, Inc., a Massachusetts corporation.

(d) “Cambridge Change in Control” means the completion of the merger of Citadel MS 2023, Inc. with and into Cambridge pursuant to the Cambridge Merger Agreement.

(e) “Cambridge Merger Agreement” means that certain Agreement and Plan of Merger dated as of September 19, 2023, by and among Eastern Bankshares, Inc., Citadel MS 2023, Inc., Bank, Cambridge, and Cambridge Trust Company.

(f) “Cause” for termination of the Executive’s employment by Bank means: (1) a material act of willful misconduct by the Executive in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of Bank; (2) the conviction of the Executive for, or plea of nolo contendere by the Executive to, any felony or a misdemeanor involving deceit, dishonesty, or fraud; (3) the commission by the Executive of any misconduct, whether or not related to Bank or any of its affiliates, that has caused, or would reasonably be expected to cause, material detriment or damage to Bank’s or any of its affiliates’ reputation, business operation or relation with its employees, customers, vendors, suppliers or regulators; (4) continued, willful and deliberate non-performance by the Executive of his duties (other than by reason of the Executive’s physical or mental illness, incapacity or disability) that has continued for more than thirty (30) days following written notice providing the details of such non-performance from the Chair of Parent Company or the Chair of Parent Company’s Compensation Committee; (5) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by Bank to cooperate, or the deliberate destruction of or deliberate failure to preserve documents or other materials that the Executive should reasonably know to be relevant to such investigation, after being instructed by Bank to preserve such documents, or the willful inducement of others to fail to cooperate or to fail to produce documents or other materials; (6) removal or prohibition of the Executive from participating in the conduct of Bank’s affairs by order issued under applicable law and regulations by a federal or state banking agency having authority over Bank.

(g) “Code” means the Internal Revenue Code, as from time to time amended, and includes references to successor provisions thereof.

(h) “Confidential Information,” for purposes of this Agreement, includes without limitation, financial information, business plans, prospects, customer lists, and opportunities (such as lending relationships, financial product developments, or possible acquisition or dispositions of businesses or facilities) which have been discussed or considered by the management of Bank or any of its affiliates, but does not include any information which has become part of the public domain by means other than the Executive’s nonobservance of the Executive’s obligations under this Agreement.

(i) “Date of Termination” means (1) if the Executive’s employment is terminated for Disability, thirty (30) days after the Notice of Termination is given (provided that the Executive has not returned to the performance of his duties on a full-time basis during such thirty (30) day period); (2) if the Executive’s employment is terminated by Bank for Cause, the date specified in the Notice of Termination; (3) if the Executive’s employment is terminated by the Executive for Good Reason, the date on which Executive terminates his employment pursuant to subsection (v) of the “Good Reason Process” definition; and (4) if the Executive’s employment is terminated by the Bank without Cause (other than for Disability) or by the Executive without Good Reason, thirty (30) days after the Notice of Termination is given.

(j) “Disability” means that the Executive (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of Bank.

(k) “Final Average Cambridge Compensation” means the average of the Executive’s highest three (3) consecutive years of annual Cambridge Base Salary and Cambridge Bonus, each as defined in this subparagraph (j). For purposes of calculating the average of the Executive’s highest three (3) consecutive calendar years of Cambridge Base Salary and Cambridge Bonus, (i) the Executive’s separation from service will be deemed to have occurred on the date immediately preceding the Cambridge Change in Control and (ii) Cambridge Base Salary and Cambridge Bonus for the calendar year in which the Cambridge Change in Control occurred shall be annualized. As used in this subparagraph (j), (1) “Cambridge Base Salary” means the annual cash compensation from Cambridge relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards and other fees, and automobile and other allowances paid to the Executive for services rendered (whether or not such allowances are included in the Executive’s gross income), which Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Executive pursuant to all qualified or non-qualified plans of Cambridge and shall be calculated to include amounts not otherwise included in the Executive’s gross income under Code Sections 125, 132(f), 402(e)(3), 402(h) or 403(b) pursuant to plans established by Cambridge, provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Executive; (2) “Cambridge Bonus” means the short-term incentive cash bonus, if any, awarded to the Executive by Cambridge for services performed during the preceding Cambridge Plan Year, but shall not include any cash or equity signing or retention bonus or any other equity award; and (3) “Cambridge Plan Year” means each twelve (12)-month period commencing on April 1, 2015 and each anniversary of such date thereafter.

(l) “Good Reason” means that the Executive has complied with the “Good Reason Process” following the occurrence of any of the following events: (1) a material diminution, not consented to by the Executive, in the Executive’s responsibilities, authorities or duties, from the responsibilities, authorities or duties exercised by the Executive as of immediately after the Cambridge Change in Control, or as modified thereafter with the Executive’s consent and then in effect; (2) any material reduction in the Executive’s annual compensation or benefits, as in effect immediately after the Cambridge Change in Control or as the same may be increased from time to time thereafter, except for across-the-board reductions similarly affecting all or substantially all Bank executive officers; (3) the relocation of the office at which the Executive is principally employed by Bank immediately after the Cambridge Change in Control (the “Current Offices”) to any other location more than 25 miles from the Current Offices, or the requirement by Bank for the Executive to be based at a location more than 25 miles from the Current Offices, except for required travel on Bank business in the ordinary course of business; or (4) any material breach of this Agreement by Bank, including without limitation the failure of Bank to obtain a satisfactory agreement from any successor to fully assume such entity’s obligations and to perform under this Agreement, as contemplated in paragraph 12(c) of this Agreement hereof, in a form reasonably acceptable to the Executive.

(m) “Good Reason Process” means that (i) the Executive reasonably determines in good faith that a Good Reason condition has occurred; (ii) the Executive notifies Bank in writing of the occurrence of the Good Reason condition within sixty (60) days of the Executive having a reasonable basis to conclude that a Good Reason condition has occurred; (iii) the Executive cooperates in good faith with Bank’s efforts, for a period not less than thirty (30) days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) the Executive terminates his employment within sixty (60) days after the end of the Cure Period, provided, however, that if Bank cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(n) “Incentive Award” means the Executive’s annual target award under Bank’s Management Incentive Plan or any plan Bank shall adopt as a successor to that program (the “annual Short Term Incentive Plan”) for the year in which the Executive’s employment is terminated or, if higher, the average of the Executive’s annual incentive awards under the annual Short Term Incentive Plan for the two years prior to the year in which the Executive’s employment is terminated.

(o) “Notice of Termination” means a written notice from one Party to the other Party, which notice shall indicate the specific termination provision in this Agreement relied upon and reasonably summarize in all material respects the principle facts alleged to support the applicability of that specific provision.

(p) “Parent Company” means Bank’s ultimate holding company, if any.

4. Termination for Cause. If Bank terminates the Executive’s employment for Cause, Bank will pay to the Executive within sixty (60) days:

(a) all earned but unpaid salary;

(b) all accrued but unused vacation pay;

(c) vested and accrued bonuses or other incentive compensation as determined by the documents governing any bonus or incentive compensation plans in which the Executive participates during his employment with Bank; and

(d) reimbursements for reasonable, necessary, and properly documented expenses incurred by the Executive on behalf of Bank during the Executive’s employment.

The Executive shall be entitled to no other benefits under this Agreement in the event of a termination for Cause.

5. Termination due to Resignation, Retirement, Death, or Disability. If the Executive voluntarily resigns (other than for “Good Reason”) or retires from his employment with Bank, or in the event of the Executive’s death or Disability, the Executive shall be entitled to the payments specified in paragraph 4 and such benefits as are available to him pursuant to Bank’s then effective retirement, death, disability, or other plans in which the Executive has participated prior to the termination of his employment. The Executive’s entitlement to benefits under this paragraph 5 shall be determined by the terms of the plans in which the Executive has participated as set forth in the documents governing each such plan. In the case of resignation (other than for Good Reason), retirement, death or Disability, the Executive is entitled to no benefits under this Agreement, except those specified in this paragraph 5.

6. Involuntary Termination by Bank Not for Cause or Termination by Executive for Good Reason. In the case of Bank’s involuntary termination of the Executive’s employment not for Cause, or the Executive’s termination of his Employment for Good Reason, and subject to the Executive signing a separation agreement, in substantially the form attached as Exhibit A (the “Separation Agreement and Release”), and the Separation Agreement and Release becoming irrevocable, all within sixty (60) days after the Date of the Termination, the Executive shall be entitled only to the payments and benefits express provided in paragraph 6(a) or (b), as applicable, subject to reduction as provided in paragraph 6(d). If Notice of Termination under this paragraph 6 is provided on or before the first anniversary of the Cambridge Change in Control, paragraph 6(b) will apply, and in the case of any other Notice of Termination under this paragraph 6, paragraph 6(a) will apply.

(a) After First Anniversary of Cambridge Change in Control. If, after the first anniversary of the Cambridge Change in Control, Bank terminates the Executive’s employment without Cause during the term of this Agreement (including by layoff, reduction in force, or reorganization), or the Executive terminates his employment for Good Reason, the Executive will be entitled to the following payments and benefits:

(1)	A lump sum payment in the gross amount of two hundred percent (200%) of the Executive’s annual Base Compensation, to be paid within sixty (60) days of the Executive’s termination; and

(2)

A lump sum payment in the gross amount of the annual incentive payments for which the Executive would be eligible under the annual Short Term Incentive Plan during the calendar year in which his employment is terminated, divided by the number of complete months that the Executive is employed during the calendar year in which his employment is terminated, to be paid within sixty (60) days of the Executive’s termination; and

(3)	Full vesting of benefits in existing grants under Parent’s 2021 Equity Incentive Plan (or any successor equity plan), as determined by the terms of the plan document; and

(4)

Continued participation in Bank’s group health and dental insurance plans for twenty-four (24) months after the termination of the Executive’s employment or until the Executive commences employment offering such benefits, whichever period is shorter (the “Benefits Period”).

(i)

In order to receive such continued health and dental coverage, the Executive must be eligible for and elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) under the terms of the applicable programs.

(ii)

Bank will pay the premiums for the Executive’s participation in its group health and dental insurance plans directly to the insurers offering those plans to the extent permitted by the insurers. Bank shall make payments to insurers for the Executive’s continued participation in its health and dental plans on a regular monthly basis, and those payments are not subject to acceleration or liquidation, except as described in paragraph 6(d)(iii).

(iii)

To the extent that any of Bank’s group health and dental insurance plans do not allow for Bank’s direct payment of premiums for the Executive after termination of the Executive’s employment, Bank will reimburse the Executive for those insurance premiums, in a lump sum and on a taxable basis if so required, in the gross amount of any monthly premiums remaining in the Benefits Period within sixty (60) days of Bank’s receipt of written notice that the insurers offering Bank’s group health and dental insurance plans will not permit the Executive to participate in Bank’s group health and dental insurance plans as specified in paragraph 6(d)(ii).

(iv)

The Executive agrees to apprise Bank immediately upon commencing subsequent employment offering health and dental insurance benefits. If the Executive commences subsequent employment offering health and dental insurance benefits and Bank has advanced premiums to the Executive pursuant to paragraph 6(d)(iii), the Executive shall repay to Bank the amount of such premiums that has been paid to him in excess of the benefits to which he is entitled under paragraph 6(d); and

(5)	The amounts set forth in paragraph 4 above.

(b) On or Before First Anniversary of Cambridge Change in Control. If, on or before the first anniversary of the Cambridge Change in Control, Bank terminates the Executive’s employment without Cause (including by layoff, reduction in force, or reorganization), or the Executive terminates his employment for Good Reason, the Executive will be entitled to the following payments and benefits:

(1)

Bank shall pay the Executive, in lieu of any further salary or bonus payments to the Executive for periods subsequent to the Date of Termination, a lump sum severance payment (the “Enhanced Severance Payment”) equal to the product of (x) the Executive’s Final Average Cambridge Compensation multiplied by (y) three (3).

(2)	The benefits set forth in paragraph 6(a)(4) above, subject to the terms and conditions therein.

(3)	The amounts set forth in paragraph 4 above.

(c) Timing of Severance Payment. The cash payments under paragraph 6(a)Any (1) and (2), and the Enhanced Severance Payment under paragraph 6(b)(1) shall be made not later than the fifth (5th) day following the Date of Termination; provided, however, that notwithstanding anything contained herein to the contrary, if the Executive is a Specified Employee at the time of his separation from service , Bank shall pay the Executive the Severance Payment in a lump sum on the earlier of (I) the first (1st) business day that is six (6) months and one (1) day following the date of the Executive’s separation from service or (II) the date of the Executive’s death, but only to the extent such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2).

(d) Golden Parachute. If any of the payments provided for in paragraph 6(b) of this Agreement, together with any other payments or benefits that the Executive has the right to receive from Bank or any member of an affiliated group of corporations (as defined in Code Section 1504, without regard to Code Section 1504(b)) of which Bank is a member (together, the “Payments”), would constitute a parachute payment (as defined in Code Section 280G(b)(2)) that is subject to the excise tax imposed by Code Section 4999 (the “Excise Tax”) after taking into account the value to Bank and its subsidiaries and affiliates of the restrictive covenants in paragraph 9 of this Agreement, Bank will cause to be determined, before any Payment is made, which of the following two alternatives would maximize the Executive’s after-tax proceeds: (1) payment in full of the entire amount of the Payments or (2) payment of only a part of the Payments, reduced to the minimum extent necessary so that the Executive receives the largest Payments possible without the imposition of the Excise Tax (“Reduced Payments”). If it is determined that Reduced Payments will maximize the Executive’s after-tax benefit, then (1) cash compensation subject to the six-month delay rule in Code Section 409A(a)(2)(B)(i) shall be reduced first, and then cash payments that are not so subject shall be reduced, (2) the Payments shall be paid only to the extent permitted under the Reduced Payments alternative, and (3) the Executive will have no rights to any additional payments and/or benefits constituting the Payments. Unless Bank and the Executive otherwise agree in writing, any determination required under this paragraph 6(d) shall be made in writing by an Independent Tax Advisor (as defined below), which shall be paid solely by Bank and whose determination shall be conclusive and binding upon Bank and the Executive for all purposes. For purposes of making the calculations required by this paragraph 6(d), the Independent Tax Advisor may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. Bank and the Executive shall furnish to the Independent Tax Advisor such information and documents as the Independent Tax Advisor may reasonably request in order to make the required determinations. The term “Independent Tax Advisor” means a nationally recognized accounting firm selected by Bank and reasonably acceptable to Executive, except that if Bank and the Executive are unable to agree on the selection of the Independent Tax Advisor, Bank shall request PricewaterhouseCoopers (United States) (“PwC”) to select a nationally recognized accounting firm to serve as the Independent Tax Advisor, and PwC’s selection of the Independent Tax Advisor will be final and binding on Bank and the Executive for purposes of this Agreement.

7. No Mitigation Required. With the exception of the health and dental insurance benefits described in paragraph 6(a)(4), the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to Bank, or otherwise.

8. Taxes and Withholdings. Bank shall withhold from any payment hereunder such state, federal or local income, employment or other taxes and other legally mandated withholdings as it deems appropriate. Bank makes no representation about the tax treatment or impact of any payments or benefits hereunder.

9. Restrictive Covenants.

(a) The Executive recognizes and agrees that Bank and its affiliates enjoy substantial goodwill in their business (the “Bank’s Business”). The Executive further recognizes that, in the performance of the Executive’s duties and responsibilities, the Executive is expected to have gained extensive and valuable experience and acquaintanceships with Bank’s customers and employees, and that the Executive also is expected to have had access to Bank’s Confidential Information relating to its business, operations, and customers. The Executive acknowledges that Confidential Information about Bank’s Business is not generally available to the public and is disclosed to the Executive in confidence; that the Confidential Information about Bank’s Business and its goodwill have been established and maintained by Bank at substantial cost and effort over many years and constitute valuable assets of Bank; and that the use or disclosure of such information or goodwill would cause serious and irreparable injury and harm to Bank. Therefore, the Executive covenants and agrees that the Executive will not, without the express prior written consent of Bank:

(1) During the term of the Executive’s employment with Bank and for a period ending twenty-four (24) months from the Date of the Termination of the Executive’s employment for any reason whatsoever, solicit any officer, trustee, director, or employee of Bank or its affiliates to leave his or her employment, or call upon, solicit, divert, or attempt to solicit or divert from Bank or its affiliates any of its customers of which the Executive was aware, or should have been aware, during the term of the Executive’s employment with Bank; and

(2) During the term of the Executive’s employment with Bank and thereafter, disclose to any other person (except as required by applicable law or in the good faith performance of the Executive’s duties and responsibilities pursuant to and during the Executive’s employment with Bank) or use for the Executive’s own benefit or gain, or the benefit or gain of any entity other than Bank or any of its affiliates, any Confidential Information of Bank.

(b) If, and only if, the Executive receives the Enhanced Severance Payment hereunder, then, in addition to the Executive’s obligations under paragraph 8(a) of this Agreement, the Executive shall not, directly or indirectly, as an executive of any person or entity (whether or not engaged in business for profit), for a period of one (l) year following the Date of Termination, individual proprietor, partner, stockholder, director, officer, joint venturer, investor, lender or in any other capacity whatever (otherwise than as holder of less than ten percent (10%) of any securities publicly traded in the market) compete with Bank and any subsidiary or affiliate of Bank in any city or town in which Bank or such subsidiary or affiliate operates at any time during the term of this Agreement, and any contiguous city or town.

(c) The Executive agrees that the Executive’s services and the Executive’s covenants under paragraph 8 of this Agreement, as well as any confidential and proprietary information which the Executive acquires while employed by Bank, are unique, that Bank will not be adequately compensated by monetary damages for the Executive’s breach of this Agreement, and accordingly that Bank shall be entitled to seek equitable relief for such breach in court by injunction or otherwise, in addition to any other remedies available to it, without the necessity of proving actual damages or posting a bond.

10. Conflicting Agreements. The Executive hereby represents and warrants that neither his execution of and performance of this Agreement nor his employment as described in paragraph 2 will not be in breach of, or in conflict with, any other agreement or covenant to which he is a party or by which he is bound.

11. Compliance with Code Section 409A. To the extent necessary to ensure compliance with Code Section 409A (“Section 409A”), the provisions of this Paragraph 11 shall govern in all cases over any contrary or conflicting provision in this Agreement.

(a) If at the time of the Executive’s “separation from service” within the meaning of Section 409A, Bank determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation subject to the twenty percent (20%) additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (i) six (6) months and one (1) day after the Executive’s separation from service, and (ii) the Executive’s death.

(b) The Parties intend that this Agreement will be administered in accordance with Section 409A. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A. The parties agree that this Agreement may be amended, as reasonably requested by either Party, and as may be necessary to fully comply with Section 409A and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either Party.

(c) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by Bank or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year. Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(d) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(e) Bank and its affiliates do not assume any economic burden associated with Section 409A. Although Bank and its affiliates intend to administer this Agreement to prevent taxation under Section 409A, Bank does not represent or warrant that this Agreement complies with any provision of federal, state, local, or non-United States law. Bank, any affiliate of Bank, and their respective directors, officers, employees and advisers will not be liable to the Executive (or any other individual claiming a benefit through the Executive) for any tax, interest, or penalties the Executive may owe as a result of this Agreement. Neither Bank nor any affiliate of Bank has any obligation to indemnify or otherwise protect the Executive from any obligation to pay taxes under Section 409A.

12. Assignment; Successors and Assigns.

(a) The Executive may not make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of Bank.

(b) This Agreement shall inure to the benefit of and be binding upon Bank and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive’s death prior to the completion by Bank of all payments due to the Executive under this Agreement, Bank shall continue such payments to the Executive’s beneficiary designated in writing to Bank prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

(c) Each of Bank and its Parent Company, if any, shall require its successors (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of its business and/or assets to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Bank would be required to perform it if no such succession had taken place. Failure by one or more of Bank or its holding company to obtain such assumption and agreement immediately prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of paragraph 3(i) of this Agreement shall apply. As used in this Agreement, the respective terms “Parent Company” and “Bank” shall mean any successor to their respective businesses and/or assets that assumes, by operation of law or otherwise, their respective obligations under this Agreement.

13. Integration; Bank Change in Control Agreement.

(a) This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and restates and supersedes all prior agreements with respect thereto. The Executive agrees that, during the term of this Agreement, the Executive shall not be eligible for any severance compensation or benefits in respect of the Executive’s termination of employment for any reason under any severance plan, practice, program, or policy of Bank, whether now in effect or implemented in the future, except as the Parties may expressly agree in writing. The Parties acknowledge that no statement, representation, warranty or covenant has been made by either Party with respect to the terms of the Agreement except as expressly set forth herein.

(b) If, on or before the first anniversary of the Cambridge Change in Control, Bank terminates the Executive’s employment without Cause (including by layoff, reduction in force, or reorganization), or the Executive terminates his employment for Good Reason, after the occurrence of a “Potential Change in Control” or a “Change in Control,” as those terms are defined in the Change in Control Agreement dated as of the date of this Agreement, by and among Parent Company, Bank and the Executive (the “Bank Change in Control Agreement”), the Bank Change in Control Agreement shall govern, and the Executive shall have no right to any payment or benefit under this Agreement.

14. Amendment. This agreement may be amended or modified only by a written instrument signed by the Executive and a duly authorized representative of Bank.

15. Waiver. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the waiving Party. The failure of either Party to require the performance of any term or obligation of this Agreement, or the waiver by either Party of any breach of this Agreement, shall not prevent or serve as a defense to any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

16. Severability. If any provision of this Agreement shall be declared illegal or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of such provision in circumstances other than those as to which it is declared illegal or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17. Notices. Any notices or other communications to Bank pursuant to this Agreement shall be deemed sufficient if made in writing and delivered personally or by overnight or two-day courier service or mailed with proper return-receipt received by the sender, to Bank’s Corporate Secretary by mail to k.henry@easternbank.com, or to the Executive at the last residential address the Executive provided to Bank.

18. Governing Law; Regulatory Restrictions. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard for the conflicts of law principles thereof, and by and subject to any federal law to which Bank or Parent Company is subject as an FDIC-insured depository institution or a depository institution holding company. In addition to the foregoing:

(a) In no event shall Bank be obligated to make any payment pursuant to this Agreement that is prohibited by Section 18(k) of the Federal Deposit Insurance Act (codified at 12 U.S.C. sec. 1828(k)), 12 C.F.R. Part 359, or any other applicable law.

(b) In no event shall Bank be obligated to make any payment pursuant to this Agreement if:

(1) Parent Company or Bank is in default as defined in Section 3(x) (12 U.S.C. sec. 1818(x)(1)) of the Federal Deposit Insurance Act, as amended; or

(2) the FDIC enters into an agreement to provide assistance to or on behalf of Parent Company or Bank under the authority contained in Section 13(c) (12 U.S.C. sec. 1823(c)) of the Federal Deposit Insurance Act, as amended.

19. Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by each Party and their respective attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

20. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive’s employment or the termination of that employment (including, without limitation, any claim of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the Parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association (“AAA”) in Boston, Massachusetts in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. Bank shall be fully responsible for paying all filing costs, fees and expenses of the AAA and the arbitrator(s). In the event that any person or entity other than the Executive or Bank may be a Party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity’s agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This paragraph 20 shall be specifically enforceable. Notwithstanding the foregoing, this paragraph 20 shall not preclude either Party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this paragraph 20.

21. Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce paragraph 20 of this Agreement, the Parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

22. Counterparts; Delivery. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendment or waiver hereto or thereto, may be executed by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file and in one or more counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document. Signatures delivered by facsimile machine or e-mail delivery of a “.pdf” format data file shall have the same effect as originals. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement and any signed agreement or instrument entered into in connection with this Agreement or any amendment or waivers hereto or thereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party hereto forever waives any such defense.

23. Allocation of Obligations of Bank and Parent Company. The obligations of Bank and Parent Company under this Agreement are intended to be the joint and several obligations of Bank and Parent Company, which shall allocate these obligations with each other in a manner agreed upon by them.

24. Acknowledgments of Executive. The Executive acknowledges that the Executive has carefully read this Agreement and understands and agrees to all its terms. The Executive further acknowledges that the Executive has voluntarily entered into this Agreement, that the Executive has not relied upon any representation or statement, written or oral, other than those set forth in this Agreement, and that the Executive has been advised that the Executive should consult with an attorney before signing this Agreement and has had an opportunity to consult with an attorney if the Executive wished to do so.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

Bank	Executive

EASTERN BANK

By: /s/ Robert F. Rivers	/s/ Denis K. Sheahan

Name: Robert F. Rivers	Name: Denis K. Sheahan

Title: Chief Executive Officer

EXHIBIT A

SEPARATION AGREEMENT AND RELEASE

(Executive Severance Benefits Agreement)

This Separation Agreement and Release (this “Agreement”) is entered into as of [•], 2023 by and among Eastern Bankshares, Inc. (“Eastern Bankshares”), its wholly-owned subsidiary, Eastern Bank (the “Bank”), and Denis Sheahan (the “Executive”). Eastern Bankshares and the Bank are sometimes referred to collectively in this Agreement as “Eastern”. Eastern and the Executive are sometimes referred to individually in this Agreement as a “Party” and collectively as the “Parties”. Any capitalized term used in this Agreement and not otherwise defined shall have the meaning set forth in the Executive Severance Benefits Agreement (as defined below). For purposes of this Agreement, the term “Eastern” shall also include the Parent Company (as defined in the Executive Severance Benefits Agreement) and each of its affiliates, subsidiaries, and each of their predecessors.

Recitals

WHEREAS, the Executive is as of the date hereof [insert title];

WHEREAS, the Executive and Eastern entered into a Executive Severance Benefits Agreement, effective as of September 19, 2023 (the “Executive Severance Benefits Agreement”);

WHEREAS, the Executive’s employment with Eastern will terminate as of [                 ] (such date, the “Separation Date”); and

WHEREAS, the Executive and Eastern desire to enter into this Agreement to set forth the terms and conditions of the Executive’s employment termination.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Agreement

1. Resignation; Return of Property.

1.1 Resignation. The Executive hereby resigns from Eastern (i) as an employee of Eastern, (ii) as [insert title], and (iii) in any and all other positions that the Executive may hold with any parent, subsidiary, affiliate, or related party of Eastern, in each case, effective as of the Separation Date.

1.2 Return of Property. The Executive represents that the Executive has returned, or will within ten (10) business days of the Separation Date return, to Eastern, as applicable, all property belonging to Eastern, including but not limited to any leased vehicle, laptop, cell phone, keys, access cards, phone cards and credit cards.

2. Separation Terms. If: (i) the Executive timely enters into this Agreement and a Release in substantially the form attached hereto as Exhibit AA (the “Release”) and the Executive does not revoke the Release, then in consideration of the Executive entering into this Agreement and the Release (and not revoking it) and agreeing to fully abide by their terms, and in full satisfaction of any and all obligations of Eastern to the Executive, except for those provisions of the Executive Severance Benefits Agreement and any other agreements or plans that shall survive after the Separation Date, as described in Section 4.2 hereof, Eastern shall provide to the Executive the compensation set forth in Section 4 of the Executive Severance Benefits Agreement, in accordance with its terms.

3. Restrictive Covenants.

3.1 Paragraph 9 of Executive Severance Benefits Agreement. Subject to the Executive’s receipt of the compensation set forth in paragraph 6 of the Executive Severance Benefits Agreement, the Executive agrees not to engage, directly or indirectly, in any action that is prohibited by the terms of paragraph 9 of the Executive Severance Benefits Agreement, which terms are hereby incorporated by reference in to this Agreement as if set forth verbatim.

3.2 Reasonableness of Restrictions. Executive acknowledges and agrees that (i) the Executive’s services to Eastern are unique and extraordinary; (ii) the restrictive covenants in paragraph 9 of the Executive Severance Benefits Agreement are essential elements of this Agreement and are reasonable given Executive’s access to Eastern’s Confidential Information and the substantial knowledge and goodwill the Executive has acquired with respect to the business of Eastern as a result of her employment with Eastern, and the unique and extraordinary services provided by the Executive to Eastern; (iii) the restrictive covenants contained in this Agreement are reasonable in time, territory, and scope, and in all other respects; and (iv) enforcement of the restrictions contained herein and therein will not deprive the Executive of the ability to earn a reasonable living.

3.3 Judicial Modification. Should any part or provision of this Section 3 (including paragraph 9 of the Executive Severance Benefits Agreement incorporated herein) be held invalid, void, or unenforceable in any court of competent jurisdiction, such invalidity, voidness, or unenforceability shall not render invalid, void, or unenforceable any other part or provision of this Agreement. The Parties further agree that if any portion of paragraph 9 of the Executive Severance Benefits Agreement incorporated herein is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, territory, or other restrictions are deemed to be invalid or unreasonable in scope, the invalid or unreasonable terms shall be replaced by terms that are valid and enforceable and that come closest to expressing the intention of such invalid or unenforceable terms.

3.4 Enforcement. The Executive acknowledges and agrees that Eastern will suffer irreparable harm in the event that the Executive breaches any of the Executive’s obligations under this Section 3 and that monetary damages would be inadequate to compensate Eastern for such breach. Accordingly, the Executive agrees that, in the event of a breach by the Executive of any of the Executive’s obligations under this Section 3, Eastern will be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief, and expedited discovery for the purpose of seeking relief, in order to prevent or to restrain any such breach. The Executive agrees to waive any requirement for the securing or posting of any bond in connection with such remedies.

4. General Provisions.

4.1 No Admission of Liability. No action taken by Eastern or the Executive hereto, either previously or in connection with this Agreement, shall be deemed or construed to be an acknowledgment or admission by any party of any fault or liability whatsoever to the other party or to any third party.

4.2 Integration. This Agreement, including all documents referenced herein, contains the complete, final, and exclusive agreement of the Parties relating to the terms and conditions of the Executive’s service and the termination of that service, and supersedes all prior and contemporaneous oral and written employment agreements or arrangements between the Parties; provided, however, that Sections 6, 7, 8, 9, 10, and 11-24 of the Executive Severance Benefits Agreement shall survive in accordance with the terms thereof after the Separation Date and are hereby incorporated by reference; and provided further that [                             ]1 shall survive after the Separation Date.

[remainder of page left intentionally blank; signature page follows]

[1]	NTD: This section will be modified to reference any right that the Executive has under any other agreements or benefit plan that by its terms expressly survives the Separation.

IN WITNESS WHEREOF, Eastern and the Executive have executed this Agreement to be effective as of the date set forth above.

EASTERN BANKSHARES, INC.

By:

Name:

Title:

EASTERN BANK

By:

Name:

Title:

EXECUTIVE

By:

Name:	Denis Sheahan

[Signature Page to Separation Agreement and Release]

EXHIBIT AA

RELEASE

Pursuant to Section 2 of the Separation and Release Agreement (the “Agreement”) by and between Eastern Bankshares, Inc. (“Eastern Bankshares”), its wholly-owned subsidiary, Eastern Bank (the “Bank”), and Denis Sheahan (the “Executive”) as a condition to receiving the payment referenced in Section 2 of the Agreement (the “Payment”), the Executive has agreed to execute this Release in accordance with the terms and conditions below. Capitalized terms not defined herein shall have the meaning set forth in the Agreement.

In consideration of the receipt of the Payment, the Executive, on behalf of the Executive’s heirs, executors, administrators, successors and assigns, hereby fully, finally and forever releases and discharges Eastern, all parent, subsidiary, related and affiliated companies, as well as its and their successors and predecessors, assigns, officers, owners, directors, agents, representatives, attorneys, and employees (all of whom are referred to throughout this Release as the “Parties”), of and from all claims, demands, actions, causes of action, suits, damages, losses, and expenses, of any and every nature whatsoever, as a result of actions or omissions occurring through the execution date of this Release. Specifically included in this waiver and release are, among other things, any and all claims of alleged employment discrimination, either as a result of the separation of the Executive’s employment or otherwise, under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, fraud, defamation, or any other unlawful behavior, the existence of which is specifically denied by the Parties. The foregoing list is intended to be illustrative rather than inclusive. The Executive waives the rights and claims to the extent set forth above, and the Executive also agrees not to institute, or have instituted, a lawsuit against the Parties based on any such waived claims or rights.

Nothing in this Release, however, shall be construed to prohibit the Executive from filing a charge or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or comparable state or local agency. Notwithstanding the foregoing, the Executive waives her right to recover monetary or other damages as a result of any charge or lawsuit filed by the Executive or by anyone else on the Executive’s behalf, including a class or collective action, whether or not the Executive is named in such proceeding. Further, nothing in this Release is intended to waive the Executive’s entitlement to: (1) any payments or benefits described in Section 2 of the Agreement; (2) any payments, benefits or other rights provided for in the Executive Severance Benefits Agreement, (3) any earned but unpaid compensation or benefits from Eastern or any of its affiliates; and (4) vested or accrued benefits under any tax-qualified or nonqualified employee benefit plan sponsored by Eastern or any of its affiliates, or shares or other equity awards (vested or unvested) under Eastern’s stock plans.2 Finally, this Release does not waive claims that the Executive could make, if available, for unemployment or workers’ compensation.

[2]	NTD: This Release will be modified to reference any right that the Executive has under any other agreements or benefit plan that by its terms expressly survives the Separation.

The Executive acknowledges and represents that, other than the consideration set forth in the Agreement and the payments and benefits provided for in the Executive Severance Benefits Agreement, Eastern has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to the Executive through the Separation Date.3 In addition, the Executive acknowledges and agrees that except as set forth in the Agreement or the Executive Severance Benefits Agreement, her participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, will cease as of the Separation Date.

The Executive fully understands the meaning and intent of this Release, including but not limited to, its final and binding effect.

The Executive acknowledges that she has carefully read and reviewed this Release and has been advised to seek the advice of an attorney, or other counsel, and she has had an opportunity to consult with and receive counsel from an attorney concerning the terms of this Release.

The Executive understands and is satisfied with the terms and contents of this Release and knowingly and voluntarily has signed her name to the same as a free act and deed, and no promises or representations have been made to the Executive by any person to induce the Executive to sign this Release other than the express terms set forth herein, in the Agreement, and in the Executive Severance Benefits Agreement. The Executive agrees that this Release shall be binding upon the Executive and her agents, attorneys, personal representatives, heirs, and assigns. The Executive acknowledges that the Executive has been given a period of at least 45 days from date of receipt within which to consider and sign this Release. To the extent the Executive has executed this Release less than 45 days after its delivery to the Executive, the Executive hereby acknowledges that the Executive’s decision to execute this Agreement prior to the expiration of such 45-day period was entirely voluntary.

The Executive acknowledges that she will be given seven (7) days from the date the Executive signs this Release to change her mind and revoke the Release. If the Executive does not revoke this Release within seven (7) days of the Executive’s signing, this Release will become final and binding on the day following such seven (7) day period.

The Executive acknowledges that the Release will not be effective, and no benefits shall be provided hereunder, until the seven (7) day revocation period described herein has expired.

[3]	NTD: This language to be revised to carve out any other final compensation owed to Executive that will not have been paid by the Separation Date.

Any notice to revoke this Release will be deemed properly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid to Eastern at its principal business office, to the attention of the President and Chief Executive Officer.

By executing this Release, I acknowledge that I have had the opportunity to consult with an attorney of my choice; that I have carefully reviewed and considered this Release; that I understand the terms of the Release; and that I voluntarily agree to them.

Date	Denis Sheahan